UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 12, 2011

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 12, 2011, Mr. Richard S. Kollender was appointed as a director of Insmed Incorporated (the “Company”).  The Board of Directors of the Company (the “Board”) determined that Mr. Kollender is an independent director as defined by Rule 5605(c)(2) of the NASDAQ Listing Rules and our Corporate Governance Guidelines.  Mr. Kollender was also appointed to serve as the Chairman of the Audit Committee of the Board.  The Board has determined that Mr. Kollender is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act of 2002.

Mr. Melvin Sharoky, M.D. has been appointed to the Compensation Committee of the Board.

Mr. Kollender, age 41, has served as a partner at Quaker BioVentures, a venture capital firm with a focus on the life sciences industry, since October 2005.  Mr. Kollender joined Quaker BioVentures as a principal in 2003.  Prior to joining Quaker BioVentures, Mr. Kollender served in a variety of sales, marketing and worldwide business development positions at GlaxoSmithKline, as an Investment Manager at SR One and as a Certified Public Accountant with KPMG LLP, with a significant emphasis on the healthcare and emerging businesses sectors.  Mr. Kollender holds a B.A. from Franklin and Marshall College in Accounting and Business Administration and an MBA from the University of Chicago and a certificate from the graduate program in Health Administration and Policy from the University of Chicago.  He currently serves on the board of directors and as the chairman of the audit committee of NuPathe Inc. (NASDAQ: PATH) and serves on the boards of directors of Precision Therapeutics, Inc., Rapid Micro Biosystems, Inc., TargetRx, Inc. and Transport Pharmaceuticals, Inc.  He also serves as an observer of the board of directors of Celator Pharmaceuticals, Inc.   Until recently, Mr. Kollender served on the board of directors of Transave, Inc. (“Transave”).  Mr. Kollender has been serving as a non-voting observer on the Board since December 2, 2010.

2010 Executive Officers’ Bonus Payment

On January 12, 2011, the Board approved payment of annual bonus awards to Mr. Timothy Whitten, Chief Executive Officer and President of the Company, and Dr. Renu Gupta, Executive Vice President and Chief Medical Officer of the Company, for work performed by each such officer during the year ended December 31, 2010.  In determining the bonus amounts for Mr. Whitten and Dr. Gupta, the Board considered, among other things, the key role played in both the successful business combination of the Company and Transave, Inc. and the continued successful development of ARIKACETM for the treatment of pseudomonas lung infections in patients with cystic fibrosis and in the treatment of non-TB Mycobacteria lung infections.  Based upon these factors, the Board awarded Mr. Whitten and Dr. Gupta cash bonuses in the sum of $112,500 and $107,800, respectively.

2011 Board Compensation

On January 12, 2011, the Board approved new compensation arrangements for its members.  Under these arrangements, each director will be paid an annual retainer fee of $25,000, except for the Chairman of the Board, who will be paid an annual fee of $65,000.  The Chairman of each of the Compensation Committee and the Nominations and Governance Committee will be paid an annual fee of $10,000, and the Chairman of the Audit Committee will be paid an annual fee of $15,000.  These annual fees will be paid quarterly.  In addition to these annual fees, each director will receive a general Board meeting fee of either $1,000 (if attending by phone) or $2,000 (if attending in person) with respect to each meeting they attend.  With respect to each meeting of the Audit Committee, each director will receive $1,500 for each meeting he or she attends, and with respect to each meeting of each of the Compensation Committee and the Nominations and Governance Committee, each director will receive $1,000 for each meeting he or she attends.  The Chairman of the Board will also receive an annual equity-based grant of $55,000 in the form of restricted stock units (“RSU’s”) with a one year cliff vesting period, provided that he attends at least 75% of the Board meetings.  The Chairman’s annual equity-based grant for 2011 is 85,937.5 RSU’s, which is based on the closing price of $0.64 per share of the Company’s common stock on the NASDAQ Capital Market on January 12, 2011 (the “Closing Stock Price”). The Company will also make annual equity-based grants to each of the other directors in the amount of $35,000 in the form of RSU’s with a one year cliff vesting period, provided that the director attends at least 75% of the meetings of the Board.  The annual equity-based grant for 2011 for each of the directors, other than the Chairman, is 54,687.5 RSU’s based on the Closing Stock Price. The RSU’s will be settled in a lump sum cash payment upon vesting; provided, however, that if the Company’s shareholders approve an amendment to the Company’s Amended & Restated 2000 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan or additional shares become available to the plan through stock option expirations and/or employee terminations, the Company may settle the RSU’s in shares of common stock in lieu of cash.

Item 8.01.                      Other Events.

On December 16, 2010, the Company issued a press release announcing that it was notified by the NASDAQ Stock Market that the Company has been granted an additional 180-day compliance period, or until June 13, 2011, to regain compliance with the $1.00 per share minimum bid price rule for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(a)(2).  The Company had previously announced that on June 18, 2010, the Company received a letter from the Listing Qualifications Department of the NASDAQ Stock Market indicating that the Company is not in compliance with NASDAQ Marketplace Rule 5550(a)(2) because the closing bid price per share for the Company’s common stock, par value $.01 per share (the “Common Stock”), had been below $1.00 per share for 30 consecutive business days.

To regain compliance with the minimum bid price rule, the closing bid price of the Company’s Common Stock must remain at $1.00 per share or more for a minimum of ten consecutive business days.  If the Company does not regain compliance with the minimum bid price rule by June 13, 2011, NASDAQ will likely provide the Company with written notification that its Common Stock will be delisted.  At that time the Company would be permitted to appeal NASDAQ’s determination to delist the Company’s Common Stock to a NASDAQ Hearings Panel.

In connection with the Company’s efforts to regain compliance with the minimum bid price rule under Rule 5550(a)(2), on January 12, 2011, the Board unanimously adopted resolutions approving a reverse stock split of the Company’s Common Stock.  The Board also unanimously resolved to call a special meeting of the shareholders of the Company to consider and vote on a proposal to amend the Articles of Incorporation of the Company, as amended, to effect a one for 10 reverse stock split of the issued and outstanding shares of our Common Stock.

In addition, on January 12, 2011, the Board unanimously adopted resolutions calling for a special meeting of the shareholders of the Company to vote on a proposal to approve the conversion of the Company’s Series B Conditional Convertible Preferred Stock issued to the former holders of preferred stock of Transave in connection with the business combination between the Company and Transave which was completed on December 1, 2011.

Important Information

The Company intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval (the “Shareholder Approval”) (i) of the conversion of the Series B Conditional Convertible Preferred Stock issued to the former holders of preferred stocks of Transave and the issuance of the Company’s Common Stock upon such conversion and (ii) to effect a one for 10 reverse stock split of the Company’s outstanding shares of Common Stock.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by the Company with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330.  Free copies of these documents may also be obtained from the Company’s website at www.insmed.com or by writing to: Insmed Incorporated, 8720 Stony Point Parkway, Suite 200, Richmond, Virginia, 23235, Attention: Mr. W. McIlwaine Thompson, Corporate Secretary.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Shareholder Approval.  Information regarding the Company’s directors and executive officers is included in the Company’s definitive proxy statement for its 2010 annual meeting of shareholders held on June 9, 2010, which was filed with the SEC on April 30, 2010.  Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Shareholder Approval.

Cautionary Statement

The issuance of the securities in the transactions described in this Form 8-K has not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Insmed Incorporated

Date: January 14, 2011

      By: ___/s/Kevin P. Tully_______
      Name:  Kevin P. Tully C.G.A.
Title:	Executive Vice President & Chief Financial Officer